Exhibit 10.16

                     EXECUTIVE SUPPLEMENTAL DISABILITY PLAN

                                       OF

                       AMERICAN RESIDENTIAL SERVICES, INC.

                           EFFECTIVE SEPTEMBER 1, 1996

                                      viii

                     Executive Supplemental Disability Plan
                                       Of
                       American Residential Services, Inc.

                                TABLE OF CONTENTS
                                                                            PAGE

PREAMBLE ......................................................................1

ARTICLE I

         DEFINITIONS AND CONSTRUCTION..........................................1
         1.1      Definitions..................................................1
         1.2      Construction.................................................2

ARTICLE II

         ELIGIBILITY AND PARTICIPATION.........................................2
         2.1      Eligibility..................................................2
         2.2      Policy Issuance..............................................3
         2.3      Termination of Participation.................................3

ARTICLE III

         FUNDING...............................................................3
         3.1      Funding of the Plan..........................................3
         3.2      Company Contributions........................................3
         3.3      Participant Contributions....................................3

ARTICLE IV

         BENEFITS..............................................................3
         4.1      Eligibility for Benefits.....................................3
         4.2      Determination of Benefits....................................3
         4.3      Taxability of Benefits.......................................4

ARTICLE V

         ADMINISTRATION........................................................4
         5.1      Administration...............................................4
         5.2      Powers of the Plan Administrator.............................4
         5.3      Scope of Responsibility......................................4
         5.4      Claims.......................................................5

                                        i

         5.5      Payments to Incompetents.....................................6

ARTICLE VI

         AMENDMENT AND TERMINATION.............................................6
         6.1      Plan Amendment and Termination in General....................6
         6.2      Termination of the Plan......................................6

ARTICLE VII

         MISCELLANEOUS.........................................................6
         7.1      Limitations on Participants' Rights and Nature of Benefits...6
         7.2      Heirs and Successors.........................................7
         7.3      No Assignment Permitted......................................7

                                       ii

                     EXECUTIVE SUPPLEMENTAL DISABILITY PLAN
                                       OF
                       AMERICAN RESIDENTIAL SERVICES, INC

                           EFFECTIVE SEPTEMBER 1, 1996

                                    PREAMBLE

         Effective September 1, 1996, American Residential Services, Inc., a Delaware corporation (the "Company"), hereby establishes the Executive Supplemental Disability Plan (the "Plan") to provide supplemental disability coverage for specified employees.

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. When a word or phrase appears in the Plan with the initial letter capitalized, the word or phrase will generally be a term defined in this Section 1.1. The following words or phrases have the meanings set forth in this Section 1.1, unless a clearly different meaning is required by the context in which the word or phrase is used.

         (a) "ACT" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations or rulings issued thereunder.

         (b) "ANNIVERSARY DATE" means each September 1 after the Effective Date.

         (c) "BENEFICIARY" means the person or persons designated to receive any benefits payable under a Disability policy following the Participant's death. If a Beneficiary has not been designated, the Beneficiary shall be the Participant's surviving spouse or, if the Participant does not have a spouse, his estate.

         (d) "BOARD" means the Board of Directors of the Company.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations or rulings issued thereunder.

         (f) "COMPANY" means American Residential Services, Inc., a Delaware corporation.

         (g) "DISABLED" and "DISABILITY" shall have the meanings assigned to those terms in the disability insurance policy purchased for a Participant under this Plan. Any determination of a Participant's Disability made by the Insurer shall be controlling for purposes of this Plan.

         (h) "EFFECTIVE DATE" means September 1, 1996.

         (i) "EMPLOYEE" means each person who is entitled to remuneration for services rendered to the Company in the legal relationship of employer and employee and not in the relationship of an independent contractor.

         (j) "INSURER" means a legal reserve insurance company qualified to do business in the State of Texas, which issues a policy or policies to a Participant pursuant to the provisions of the Plan.

         (k) "MONTHLY BASE PAY" means the Participant's regular monthly rate of compensation and shall include bonuses and incentive compensation payable by the Company, as provided in the Participant's Disability policy issued under the Plan.

         (l) "PARTICIPANT" means any person who is an active Employee and who is designated by the Board or its delegate as a Participant in the Plan.

         (m) "PLAN" means the Executive Supplemental Disability Plan of American Residential Services, Inc., as set forth in this document and as may be amended from time to time.

         (n) "PLAN ADMINISTRATOR" means the Company's Human Resource Director, or such other individual or entity appointed by the Board, pursuant to ARTICLE V, to administer the Plan.

         (o) "PLAN YEAR" means the 12-month period beginning each September 1 and ending the following August 31.

         1.2 CONSTRUCTION. Masculine gender, where appearing in this Plan will include the feminine gender, and vice versa, and the singular may include the plural, unless the context clearly indicates the contrary. Delivery to, or filing with the Plan Administrator, as used in this Plan, will include delivery to a person or persons designated by the Plan Administrator for the disbursement and receipt of administrative forms. This will be deemed to have occurred only when the form or other communication is actually received. Headings and subheadings are for reference only and will not be considered in the construction of the Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions will continue in full force and effect. All of the provisions of this Plan will be construed and enforced according to the laws of the State of Texas and will be administered according to the laws of the State, except as otherwise required by the Act, the Code or other federal law.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

         2.1 ELIGIBILITY. Each Employee who is initially designated as a Participant will commence participation in the Plan on the Effective Date, subject to the requirements of Section 2.2. An Employee who is designated as a Participant after the Effective Date shall commence participation on the next following Anniversary Date.

         2.2 POLICY ISSUANCE. An Employee who is designated a Participant shall not become entitled to benefits under the Plan until and unless a Disability policy has been issued to the Participant.

         2.3 TERMINATION OF PARTICIPATION. A Participant's participation in the Plan will terminate on the date on which the Participant terminates his employment with the Company, other than by reason of Disability, unless the Participant enters into a written separation agreement with the Company that provides otherwise.

                                   ARTICLE III

                                     FUNDING

         3.1 FUNDING OF THE PLAN. Benefits payable pursuant to the terms of this Plan will be provided through the purchase of Disability insurance from an Insurer. A Participant shall be the owner of any Disability insurance policy purchased for his benefit and shall have the right to retain all such policies in the event of his termination of participation in the Plan.

         3.2 COMPANY CONTRIBUTIONS. Unless otherwise provided in the Participant's certificate of participation in the Plan, during the time that a Participant remains an Employee all premium payments required on the disability policies issued to a Participant shall be made by the Company. If a Participant is rated by an Insurer, for health or other reasons, so that the premium costs are higher than standard rates, at the Participant's election either a reduced amount of insurance will be provided or the Participant can agree to pay the premium equal to the difference between the standard rate and the amount payable to provide the coverage specified pursuant to the Plan.

         3.3 PARTICIPANT CONTRIBUTIONS. Participants will not be required to make premium payments under the Plan, unless otherwise provided in the Participant's certificate of participation in the Plan or in the Disability policy.

                                   ARTICLE IV

                                    BENEFITS

         4.1 ELIGIBILITY FOR BENEFITS. Benefits shall be paid to the Participant during periods of Disability as provided in the Participant's Disability policy.

         4.2 DETERMINATION OF BENEFITS. On or immediately following the Effective Date, the Company shall purchase from an Insurer designated by the Plan Administrator a Disability policy for each Participant that will provide a Disability benefit equal to a percentage of the Participant's Monthly Base Pay then in effect, as determined by the Board in its sole discretion. Thereafter, effective with each Anniversary Date, the Company shall purchase Disability policies for each new Participant and, in the discretion of the Plan Administrator, for current Participants reflecting any increase in their Monthly Base Pay since the date of the last purchase of a policy for such Participant. The benefits payable to a Participant under the Plan shall be equal to the percentage, designated in one or more Disability policies issued to the Participant from time to time, of the Participant's Monthly Base Pay in effect at the time of issuance of such policies. Benefits shall be paid to the Participant during that period that the Participant remains Disabled in accordance with the terms of each such policy.

         4.3 TAXABILITY OF BENEFITS. It is the intention of the Company not to report premium payments made on behalf of a Participant as income for Federal income tax purposes. Accordingly, benefit payments made to a Participant by an Insurer under a policy will constitute income to the Participant.

                                    ARTICLE V

                                 ADMINISTRATION

         5.1 ADMINISTRATION. The Plan will be administered by the Plan Administrator in accordance with the rules and procedures established under this Plan.

         5.2 POWERS OF THE PLAN ADMINISTRATOR. The Plan Administrator will be empowered to perform the administrative duties required for proper administration of the Plan, and will have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator will have the power to construe and interpret the Plan (including the right to remedy possible ambiguities, inconsistencies or omissions); provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Participants similarly situated, will have the authority to hear and resolve claims relating to the Plan, and will decide all questions and disputes arising under the Plan. The Plan Administrator may adopt and enforce any bylaws and regulations as the Plan Administrator may deem expedient or appropriate. Except as is otherwise provided in the Plan, or in any Disability contracts issued under the Plan, the Plan Administrator will determine the manner and time of payment of benefits under the Plan. The Plan Administrator will be responsible for filing any returns and reports required by governmental agencies and responding to any inquiries by such agencies in connection with such required returns and reports. The decisions of the Plan Administrator upon all matters within the scope of its authority will be binding and conclusive upon all persons.

         5.3 SCOPE OF RESPONSIBILITY. The Company and the Plan Administrator will perform the duties respectively assigned to them under the Plan, and will not be responsible for performing duties assigned to others under the terms and provisions of the Plan or in any Disability contracts issued under the Plan. No inference of approval or disapproval is to be made from the inaction of any party described above or the employee or agent of any of them with regard to the action of any other such party. If the Plan Administrator consists of more than one individual, no member of the Plan Administrator may act, vote or otherwise influence the Plan Administrator regarding his own eligibility, participation, status or rights under the Plan. The Company will have authority to employ (on its own behalf or on behalf of the Plan) advisors, legal counsel, accountants and investment managers in connection with the administration of the Plan, and may delegate to the Plan Administrator authority to employ such persons (on their own behalf or on behalf of the Plan). To the extent permitted by applicable law, the Company and the Plan Administrator will not be liable for complying with the directions of any advisors, legal counsel, accountants and investment managers appointed pursuant to this ARTICLE V. Persons, organizations or corporations acting in a position of any responsibility with respect to the Plan may serve in more than one capacity. The Company or the Plan Administrator from time to time may delegate to any other persons or organizations any of the rights, powers, duties and responsibilities of the Company or the Plan Administrator, respectively, with respect to the operation and administration of the Plan, and the Company may employ and authorize any person to whom any of its responsibility has been delegated to employ persons to render advice with regard to any responsibility held hereunder. Any such allocation and delegation will be reviewed at least annually by the Company and will be terminable upon such notice as the Company, in its sole discretion, deems reasonable and prudent under the circumstances.

         5.4 CLAIMS. Claims for benefits under Disability policies issued to a Participant will be filed in accordance with the provisions of such policy. At such time as the Participant believes he is eligible for benefits under a policy, the Participant may file a claim with the Insurer that issued the policy to process a claim for benefits under this Plan. Claims for benefits under this
Section 5.4 must be submitted to the Insurer in accordance with the terms of the Disability policy.

         If a Participant is dissatisfied with the determination of his benefits under this Plan, such person may file a written statement setting forth the basis of the claim with the Insurer in a manner prescribed by the Plan Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing.

         A written notice of the disposition of any such claim for benefits will be furnished to the claimant within 30 days after the claim is filed with the Insurer; however, if additional information is requested by the Insurer, such written notice will be given within 90 days after the date the claim was filed. Such notice will refer, if appropriate, to pertinent provisions of this Plan or the Disability policy, will set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan or the Disability policy), and, where appropriate, will explain how the claimant can perfect the claim.

         If the claim is denied, in whole or in part, the claimant will also be notified in writing that a review procedure is available. Thereafter, within 60 days after receiving the written notice of the Insurer's disposition of the claim, the claimant may request in writing, and will be entitled to, a review meeting with the Plan Administrator to present reasons why the claim should be allowed. The claimant may submit a written statement of his claim and the reasons for granting the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Plan Administrator. The Plan Administrator will have the right to request and receive from a claimant such additional information, documents or other evidence as the Plan Administrator may reasonably require. If the claimant does not request a review meeting within 60 days after receiving written notice of the Plan Administrator's disposition of the claim, the claimant will be deemed to have accepted the Plan Administrator's written disposition, unless the claimant is unable to request review within the 60 day period because of physical or mental incapacity.

         A decision on review will ordinarily be rendered in writing by the Plan Administrator not later than 60 days after the claimant's request for review, and a written copy of such decision will be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Plan Administrator will so notify the claimant. In any event, if a claim is not determined within 120 days after submission for review, it will be deemed to be denied.

         To the extent permitted by law, a decision on review by the Plan Administrator will be binding and conclusive upon all parties involved. To the extent permitted by law, completion of the claims procedures described in this
Section 5.4 will be a mandatory precondition to the commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Plan Administrator may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

         5.5 PAYMENTS TO INCOMPETENTS. If an individual entitled to receive any benefits hereunder is deemed by the Insurer or the Plan Administrator, or is adjudged by a court of competent jurisdiction, to be legally incapable of giving valid receipt and discharge for such benefits, such benefits will be paid to such person, to his duly appointed guardian, or to his spouse or to another person charged with the legal obligation of his support, to be expended for his benefit, as the Insurer or the Plan Administrator shall designate in its sole and absolute discretion. Such payment will, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         6.1 PLAN AMENDMENT AND TERMINATION IN GENERAL. The Company will have the right at any time, by an instrument in writing, to modify, alter or amend or terminate this Plan, in whole or in part, prospectively or retroactively.

         6.2 TERMINATION OF THE PLAN. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan may be made that would diminish any accrued benefits arising from incurred but unpaid Participant claims for benefits existing prior to the effective date of the amendment, suspension or termination.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 LIMITATIONS ON PARTICIPANTS' RIGHTS AND NATURE OF BENEFITS. The Plan will not be deemed to constitute a contract between the Company and any Participant or to be in consideration for or an inducement for the employment of any Participant by the Company. Participation in the Plan will not give any Participant the right to be retained in the Company's employ. The Company reserves the right to dismiss any Participant without any liability for any claim against the Company. No provision of the Plan or benefits paid hereunder will be taken into account in determining any other type of compensation or benefit payment to a Participant.

         7.2 HEIRS AND SUCCESSORS. The provisions of this Plan will be binding upon all persons who will be entitled to any benefits hereunder, and their heirs and legal representatives.

         7.3 NO ASSIGNMENT PERMITTED. No Participant or creditor of a Participant will have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon amounts payable pursuant to the terms of this Plan, except as provided in this Section 7.3. All payments to be made to Participants will be made only upon their personal receipt or endorsement, and no interest in the Plan or a Disability policy will be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants, except as provided in this Section 7.3. This Section 7.3 shall not preclude:

                  (a) Arrangements for the recovery of benefit overpayments; or

                  (b) Arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

         IN WITNESS WHEREOF, American Residential Services, Inc., has caused the Plan to be executed and its corporate seal affixed by its duly authorized officer as of this ___ day of _________, 1996.

                                       AMERICAN RESIDENTIAL SERVICES, INC.


                                       By: ____________________________
                                                C. Clifford Wright, Jr.
                                                Chief Executive Officer

ATTEST:

___________________